Exhibit 3.4


                               ARTICLES OF MERGER

                                     MERGING

                             GIFT LIQUIDATORS, INC.
                    (a corporation of the State of Oklahoma)

                                      INTO

                    EXCELLENCY INVESTMENT REALTY TRUST, INC.
                    (a corporation of the State of Maryland)

                  FIRST: Excellency Investment Realty Trust, Inc., a corporation organized and existing under the laws of the State of Maryland (hereinafter referred to as the "Subsidiary Corporation"), and Gift Liquidators, Inc., a corporation organized and existing under the laws of the State of Oklahoma, (hereinafter referred to as the "Parent Corporation"), agree that the Parent Corporation shall be merged into the Subsidiary Corporation. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger.

                  SECOND: The parties to the Articles of Merger are Excellency Investment Realty Trust, Inc., a corporation organized under the laws of the State of Maryland, and Gift Liquidators, Inc., a corporation incorporated on September 4, 1963, under the General Corporation Law of the State of Oklahoma.

                  THIRD: Excellency Investment Realty Trust, Inc., a Maryland corporation, shall survive the merger and shall continue under the name Excellency Investment Realty Trust, Inc.

                  FOURTH: No amendment is made to the charter of the Surviving Corporation as part of the merger.

                  FIFTH: The total number of shares of stock of all classes which the Parent Corporation has authority to issue is 25,000,000 shares divided into 24,000,000 shares of common stock of the par value of $.01, each, of the aggregate par value of $240,000, and 1,000,000 shares of preferred stock of par value $.01, each, of the aggregate par value of $10,000.

                  The total number of shares of all classes which the Subsidiary Corporation has authority to issue is 201,000,000 shares divided into 200,000,000 shares of common stock of the par value of $.01, each, of the aggregate par value of $2,000,000, and 1,000,000 shares of preferred stock of par value $.01, each, of the aggregate par value of $10,000.

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                                       2


                  SIXTH: The number of outstanding shares of each class of the Subsidiary Corporation and the number of shares of each class owned by the Parent Corporation are as follows:

                          Total shares            Shares owned by
        Class             outstanding             Parent  Corporation
        -----             -----------             -------------------

        Common            1,000                  1,000

                  SEVENTH: The manner and basis of converting or exchanging issued stock of the Parent Corporation into stock of the Subsidiary Corporation shall be as follows:


                    (i) each share of Gift Liquidators, Inc. common stock issued and outstanding will, automatically and without further act of Gift Liquidators, Inc., Excellency Investment Realty Trust, Inc. or any holder thereof, be extinguished and converted into one issued and outstanding and fully paid and non-assessable share of Excellency Investment Realty Trust, Inc. common stock subject to the same terms, conditions and restrictions, if any.

                    (ii) each share of Gift Liquidators, Inc. preferred stock issued and outstanding will, automatically and without further act of Gift Liquidators, Inc., Excellency Investment Realty Trust, Inc. or any holder thereof, be extinguished and converted into one issued and outstanding and fully paid and non-assessable share of Excellency Investment Realty Trust, Inc. preferred stock subject to the same terms, conditions, and restrictions, if any.

                  EIGHTH: The principal office of the Subsidiary Corporation organized under the laws of the State of Maryland is located in the City of Baltimore, State of Maryland.

                  Neither the Subsidiary Corporation nor the Parent Corporation owns any property in any county in the State of Maryland.

                  NINTH: The merger to be effected by these Articles of Merger was duly approved by resolution adopted by a majority vote of the entire board of directors of the Subsidiary Corporation, a Maryland corporation, on July 19, 2006.

                  TENTH: The merger to be effected by these Articles of Merger was duly advised and authorized and approved by the Parent Corporation, an Oklahoma corporation, in the manner and by the vote required by laws of the State of Oklahoma, and by the charter of the Parent Corporation.

                  ELEVENTH: These Articles of Merger shall become effective on the 18th day of September, 2006.


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                                       3


         IN WITNESS WHEREOF, the Parent Corporation and the Subsidiary Corporation, the parties to the merger, have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by their respective Presidents and witnessed or attested by their respective Secretaries all as of the 16th day of September, 2006.


                                         GIFT LIQUIDATORS, INC.

                                         By: David Mladen
                                             -----------------------------------
                                                  David Mladen, President and
                                                  Chief Executive Officer
Attest:  (Witness:)

David Mladen
-----------------------------
Secretary
                                        EXCELLENCY INVESTMENT REALTY TRUST, INC.

                                        By: David Mladen
                                            -----------------------------------
                                                 David Mladen, President and
                                                 Chief Executive Officer
Attest:  (Witness:)

David Mladen
-----------------------------
Secretary




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                                       4


         THE UNDERSIGNED, President of Gift Liquidators, Inc., who executed on behalf of the corporation the foregoing Articles of Merger, of which the certificate is made a part, hereby acknowledges, in the name and on behalf of the corporation, the foregoing Articles of Merger to be the corporate act of the corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                                     David Mladen
                                                     ---------------------------
                                                     David Mladen



         THE UNDERSIGNED, President of Excellency Investment Realty Trust, Inc., who executed on behalf of the corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the corporation, the foregoing Articles of Merger to be the corporate act of the corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                                     David Mladen
                                                     ---------------------------
                                                     David Mladen